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                                                                    EXHIBIT 23.2

                                    CONSENT
                                      OF
                         AMSTER, ROTHSTEIN & EBENSTEIN



     We consent to the reference to our firm under the heading "Experts" in the prospectus that forms a part of the registration statement (the "Registration Statement") to which this consent is filed as an exhibit. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the offering to which the Registration Statement relates.



                              AMSTER, ROTHSTEIN & EBENSTEIN


                              By: /s/ Kenneth P. George
                                  ---------------------------------------
                                      Kenneth P. George



New York, New York
February 25, 1998